UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2006

LAUREATE EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22844	52-1492296
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Fleet Street, Baltimore, Maryland 21202

(Address of principal executive offices)         (ZIP Code)

Registrant’s telephone number, including area code: (410) 843-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8  - Other Events

Item 8.01 Other Events

Laureate Education, Inc. (the “Company”) has made the decision to change its revenue recognition policies for its international universities. The revenue recognition policy will remain unchanged for its online business. This decision was made to improve transparency and the connection among the Company’s enrollments, revenues, and actual academic calendars. The Company will adopt this change prospectively, effective January 1, 2006.

This adoption is preferential and elective by the Company. The Company is presenting the quarterly historical results, including pro forma adjustments, for 2004 and 2005. In addition, the Company is restating quarterly historical results, including pro forma adjustments, for the same periods illustrating the change in the international revenue recognition. Included in the margins for 2004 and 2005 is non-cash stock compensation expense, which is a required disclosure beginning in 2006.  The Company is providing its restated historical results for non-cash stock compensation on a go forward basis.

The Company recognizes this as a voluntary change in accounting method and filed the required preferability letter with the first quarter Form 10-Q.

The results filed in this document will be made available on Laureate Education’s website at www.laureate-inc.com immediately after the filing of this document.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

99.01                                             Statements of Continuing Operations — Historical and restated for 2004 and 2005 for Laureate Education, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

/s/ Rosemarie Mecca
	Name:	Rosemarie Mecca
	Title:	Executive Vice President and
Chief Financial Officer

Date: July 24, 2006

Exhibit Index

Exhibit	Description

99.01	Statements of Continuing Operations — Historical and restated for 2004 and 2005 for Laureate Education, Inc.